UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007

SYMYX TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3100 Central Expressway
Santa Clara, California		95670
(Address of principal executive		(Zip Code)
offices)

(408) 764-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  As previously disclosed in the Current Report on Form 8-K filed by Symyx Technologies, Inc. (“Company”) with the Securities and Exchange Commission on April 25, 2007, Steven Goldby assumed the position of Executive Chairman of the Company effective June 12, 2007.

In connection with Mr. Goldby’s role as Executive Chairman, on June 14, 2007, Mr. Goldby confirmed his agreement with the Company regarding compensation for his services as Executive Chairman.  The terms, which were approved by the Compensation Committee of the Company’s Board of Directors and effective on June 12, 2007, are as follows:

•                  Mr. Goldby will continue as a part-time employee of the Company and will be entitled to benefits in accordance with the Company’s current policies, including the use of his existing office and administrative support;

•                  Mr. Goldby’s annual salary will be $250,000;

•                  Mr. Goldby will not be eligible to participate in future cash or equity bonus programs, including the performance-based cash and equity bonus programs relating to fiscal 2007 performance;

•                  Except as stated above with respect to fiscal 2007 performance-based awards, stock option and restricted stock grants held by Mr. Goldby will continue in accordance with the terms of the equity incentive plans under which such awards were issued; and

•                  Mr. Goldby will cease to be a participant under the Company’s Executive Change in Control and Severance Benefit Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC.

	By:	/s/ Rex S. Jackson
Rex S. Jackson
Executive Vice President, Acting Chief
Financial Officer and General Counsel

Date: June 20, 2007